Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of DIRTT Environmental Solutions Ltd. of our report dated February 21, 2024 relating to the consolidated financial statements, which appears in DIRTT Environmental Solutions Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Calgary, Alberta, Canada

May 17, 2024